Exhibit 99.1

FAT Brands Inc. Completes Acquisition of Fazoli’s Restaurant Chain

FAT Brands Continues to Focus on Broadening Restaurant Portfolio, Making Entrance into Italian Dining Category

LOS ANGELES, Dec. 15, 2021 — FAT (Fresh. Authentic. Tasty.) Brands Inc. (NASDAQ: FAT) (“FAT Brands” or the “Company”) today announced the completion of its pending acquisition of Fazoli’s from funds under management by Sentinel Capital Partners for $130 million. The acquisition marks FAT Brands’ debut into the Italian quick-service dining category.

With over 200 stores currently open and a development pipeline of 100 units over the next several years, the purchase of Fazoli’s will increase FAT Brands’ footprint to approximately 2,300 franchised and corporate-owned stores around the world, bringing 2022 expected systemwide sales at FAT Brands to more than $2.2 billion.

“This has been a year of tremendous growth for FAT Brands. While we have focused on expanding our footprint and scale via strategic acquisitions, we also continue to show strong same-store sales systemwide,” said FAT Brands CEO Andy Wiederhorn. “Fazoli’s has had an outstanding year when it comes to brand performance with three quarters of record-setting sales. We are eager to integrate Fazoli’s into our portfolio, working with CEO Carl Howard and team to build upon this great success going into 2022.”

“Fazoli’s has had a historic year. Our store traffic continues to soar, and our domestic development pipeline couldn’t be any stronger,” said Carl Howard, CEO of Fazoli’s. “Now a part of FAT Brands, we will look to tap into their scale and global presence to bring our delectable Italian cuisine to new markets internationally to one day take the title of largest, premium QSR Italian chain worldwide.”

For FAT Brands, Duff & Phelps Securities, LLC served as financial advisor and Foley & Lardner LLP acted as legal counsel. For Sentinel Capital Partners, North Point Mergers and Acquisitions Inc. served as financial advisor and Winthrop & Weinstine, P.A. acted as legal counsel.

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About FAT (Fresh. Authentic. Tasty.) Brands

FAT Brands (NASDAQ: FAT) is a leading global franchising company that strategically acquires, markets and develops fast casual, quick-service, casual and polished casual dining restaurant concepts around the world. The Company currently owns 15 restaurant brands: Round Table Pizza, Fatburger, Marble Slab Creamery, Johnny Rockets, Twin Peaks, Great American Cookies, Hot Dog on a Stick, Buffalo’s Cafe & Express, Hurricane Grill & Wings, Pretzelmaker, Elevation Burger, Yalla Mediterranean and Ponderosa and Bonanza Steakhouses, and franchises over 2,100 units worldwide. For more information on FAT Brands, please visit www.fatbrands.com.

About Fazoli’s

Founded in 1988 in Lexington, KY, Fazoli’s owns and operates nearly 220 restaurants in 28 states, making it the largest premium QSR Italian chain in America. Fazoli’s prides itself on serving premium quality Italian food, fast, fresh and friendly. Menu offerings include freshly prepared pasta entrees, Submarinos® sandwiches, salads, pizza and desserts – along with its unlimited signature breadsticks.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the ability of Fazoli’s to open new stores under development, the future financial performance and growth of the Company following the acquisition of Fazoli’s, and the Company’s ability to conduct future accretive and successful acquisitions. Forward-looking statements reflect the Company’s expectations concerning the future and are subject to significant business, economic and competitive risks, uncertainties and contingencies including, but not limited to, the Company’s ability to successfully integrate and exploit the synergies of the acquisition of Fazoli’s, the Company’s ability to grow and expand revenues and earnings following the acquisition, and uncertainties surrounding the severity, duration and effects of the COVID-19 pandemic. These risks, uncertainties and contingencies are difficult to predict and beyond our control, and could cause our actual results to differ materially from those expressed or implied in such forward-looking statements. We refer you to the documents we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

MEDIA CONTACT:

Erin Mandzik, FAT Brands

emandzik@fatbrands.com

860-212-6509

INVESTOR RELATIONS:

Lynne Collier, ICR

IR-FATBrands@icrinc.com

646-430-2216